Exhibit 99.2

Reliant Hospital Partners, LLC
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2015

Reliant Hospital Partners, LLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2015

Reliant Hospital Partners, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2015	December 31, 2014
ASSETS

Currents assets
Cash	$45,006,669	$29,314,883
Patient accounts receivable, net of allowance; 2015 - $3,628,029 and 2014 - $3,755,046	27,574,945	29,985,411
Estimated amounts due from third-party payers	23,318	972,145
Prepaid expenses	8,935,451	3,715,579
Supply inventory and other	1,044,263	1,036,469

Total current assets	82,584,646	65,024,487

Property and Equipment, At cost
Buildings and land recorded under capital leases	194,142,528	194,142,528
Facility equipment and furniture	25,232,837	22,609,351
Construction in progress	135,645	39,994
	219,511,010	216,791,873
Less accumulated depreciation and amortization	47,582,990	38,639,126

	171,928,020	178,152,747

Other Assets
Deferred financing costs, net	2,826,658	3,356,709
Goodwill	60,223,270	60,223,270
Intangible assets, net	6,703,569	7,067,000
Due from affiliates	868,003	868,003
Other long-term assets	995,075	1,078,096

	71,616,575	72,593,078

Total assets	$326,129,241	$315,770,312

(Continued)
1.

Reliant Hospital Partners, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(UNAUDITED)

	September 30, 2015	December 31, 2014
Liabilities And Members’ Deficit

Current liabilities
Current maturities of long-term debt	$3,862,500	$3,862,500
Current maturities of capital lease obligations	2,532,378	2,363,175
Accounts payable	1,885,697	2,401,627
Accrued bonuses	26,680	1,298,316
Accrued benefits	3,458,540	2,985,431
Accrued property taxes	2,438,170	3,213,956
Other accrued expenses	6,218,799	4,962,167
Estimated amounts due to third-party payors	1,369,718	979,017

Total current liabilities	21,792,482	22,066,189

Long-term Debt, Less Current Maturities	147,740,625	150,637,500

Capital Lease Obligations, Less Current Maturities	184,143,306	186,238,796

Other Long-term Liabilities	7,413,710	6,981,679

	361,090,123	365,924,164

Commitments and Contingencies
Members’ Deficit
Reliant Hospital Partners, LLC’s deficit	(38,931,093)	(53,416,858)
Noncontrolling interests	3,970,211	3,263,006

Total members’ deficit	(34,960,882)	(50,153,852)

Total liabilities and members’ deficit	$326,129,241	$315,770,312

See accompanying notes to condensed consolidated financial statements.
2.

Reliant Hospital Partners, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)

	2015	2014
Revenue
Net patient service revenue	$193,257,183	$182,498,952
Other	1,176,148	1,294,670

Total revenue	194,433,331	183,793,622

Expenses
Salaries, wages, and benefits	75,380,870	83,078,351
Purchased services and professional fees	15,594,872	11,781,746
Other operating expenses	19,916,774	20,932,357
Rent expense	8,860,538	8,933,623
Depreciation and amortization	9,318,562	9,774,290
Fees to affiliates	750,000	750,000
Provision for doubtful accounts	1,854,744	2,426,105

Total expenses	131,676,360	137,676,472

Operating income	62,756,971	46,117,150

Interest expense	(19,229,338)	(16,094,804)

Net income	$43,527,633	$30,022,346

Amounts Attributable to Noncontrolling Interests
Net income	$43,527,633	$30,022,346
Less net income attributable to noncontrolling interests	4,420,409	2,970,239

Net income attributable to Reliant Hospital Partners, LLC	$39,107,224	$27,052,107

See accompanying notes to condensed consolidated financial statements.
3.

Reliant Hospital Partners, LLC
CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS' (DEFICIT) EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)

	Reliant Hospital Partners, LLC	Noncontrolling Interests	Total Members’ Deficit

Balance, January 1, 2015	$(53,416,858)	$3,263,006	$(50,153,852)

Unit-based compensation	237,109	—	237,109
Member distributions	(24,858,568)	(2,608,920)	(27,467,488)
Reliant Hospital Partners, LLC purchase of noncontrolling interests and other redemption of interests	—	(1,104,284)	(1,104,284)
Net income	39,107,224	4,420,409	43,527,633

Balance, September 30, 2015	$(38,931,093)	$3,970,211	$(34,960,882)

	Reliant Hospital Partners, LLC	Noncontrolling Interests	Total Members’ Equity

Balance, January 1, 2014	$33,807,301	$6,976,493	$40,783,794

Unit-based compensation	263,195	—	263,195
Member distributions	(33,917,906)	(3,269,218)	(37,187,124)
Reliant Hospital Partners, LLC purchase of noncontrolling interests and other redemption of interests	(729,317)	(474,605)	(1,203,922)
Net income	27,052,107	2,970,239	30,022,346

Balance, September 30, 2014	$26,475,380	$6,202,909	$32,678,289

See accompanying notes to condensed consolidated financial statements.
4.

Reliant Hospital Partners, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)

	2015	2014
Operating activities
Net income	$43,527,633	$30,022,346
Items not requiring cash
Depreciation and amortization of property and equipment	8,955,131	9,410,859
Amortization of intangible assets	363,431	363,431
Amortization of deferred financing costs	530,051	1,571,058
Provision for doubtful accounts	1,854,744	2,426,105
Unit-based compensation	237,109	263,195
Changes in
Patient accounts receivable	555,722	(16,234,203)
Estimated amounts due from third-party payers	1,339,528	1,748,220
Inventory, prepaid expenses and other	(5,144,644)	(256,683)
Accounts payable	(515,930)	(1,954,203)
Accrued expenses and other	120,146	2,113,985

Net cash provided by operating activities	51,822,921	29,474,110

Investing activities
Purchase of property and equipment	(2,736,201)	(913,916)

Net cash used in investing activities	(2,736,201)	(913,916)

Financing activities
Distributions to members	(27,467,488)	(37,187,124)
Reliant Hospital Partners, LLC purchase of noncontrolling interests and other redemption of interests	(1,104,284)	(1,203,922)
Proceeds from issuance of long-term debt	—	124,667,621
Payment of deferred financing costs	—	(3,449,024)
Payments on line of credit	—	(11,000,000)
Payments on long-term debt	(2,896,875)	(15,167,621)
Payments on capital lease obligations	(1,926,287)	(1,828,422)

Net cash (used in) provided by financing activities	(33,394,934)	54,831,508

Increase in Cash	15,691,786	83,391,702

Cash, Beginning of Period	29,314,883	33,368,293

Cash, End of Period	$45,006,669	$116,759,995

Supplemental Cash Flows Information
Interest paid	$18,731,007	$14,711,319

Supplemental Disclosures of Noncash Investing Activities
Payables incurred for property and equipment	$34,826	$219,192

See accompanying notes to condensed consolidated financial statements.
5.

Reliant Hospital Partners, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies
Nature of Operations and Principles of Consolidation
Reliant Hospital Partners, LLC (RHP) is a Texas limited liability company. RHP and its subsidiaries (Company) operate inpatient rehabilitation hospitals providing physical, occupational and speech therapy services on an inpatient and outpatient basis at eight hospitals in Texas, two hospitals in Massachusetts and one hospital in Ohio. The condensed consolidated financial statements include the accounts of RHP and its subsidiaries. All significant intercompany transactions and balances have been eliminated.
The Company operates seven of its hospitals through multiple tier partnership arrangements in which the hospital operating entity is in a separate partnership and whose owners consist of physician limited partners with RHP controlling the general partnership of each entity and varying amounts of limited partner interests. The term of each partnership is 50 years, commencing on various dates. The partnership agreements contain provisions, which limit the sale, assignment or transfer of a partner’s interest in the partnerships.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of RHP should be read in conjunction with the consolidated financial statements and accompanying notes of RHP’s consolidated financial statements as of and for the year ended December 31, 2014. Certain information and note disclosures included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been omitted in these interim statements. The condensed consolidated balance sheet as of December 31, 2014 has been derived from audited financial statements. However, we believe the disclosures are adequate to make the information presented not misleading.
The unaudited results of operations for the interim periods shown in these financial statements are not necessarily indicative of operating results for the entire year. In our opinion, the accompanying condensed consolidated financial statements recognize all adjustments of a normal recurring nature considered necessary to fairly state the financial position, results of operations, and cash flows for each interim period presented.
Net Patient Service Revenue
The Company has agreements with third-party payers that provide for payments to the Company at amounts different from its established rates. Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payers and others for services rendered and includes estimated retroactive revenue adjustments. Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered and such estimated amounts are revised in future periods as adjustments become known.
Income Taxes
The Company is not directly subject to income taxes under the provisions of the Internal Revenue Code and applicable state laws. Therefore, taxable income or loss is reported to the individual

6.

Reliant Hospital Partners, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

members for inclusion in their respective tax returns and no provision for federal income taxes are included in the accompanying condensed consolidated statements of operations.
The Company is subject to state income taxes, including the Texas margin tax. These taxes are not significant for the nine months ended September 30, 2015 and 2014.

Note 2:	Net Patient Service Revenue
Revenues consist primarily of net patient service revenue that is recorded based on established billing rates less contractual adjustments.
Inpatient and outpatient rehabilitation services rendered to Medicare and Medicaid program beneficiaries are paid at prospectively determined rates. These rates vary according to a patient classification system that is based on clinical and diagnostic factors. The Company is reimbursed for certain services at tentative rates with final settlement determined after submission of annual cost reports and audits thereof by the Medicare and Medicaid administrative contractors.
Approximately 75% of net patient service revenue is from participation in the Medicare program during the nine months ended September 30, 2015 and 2014. Net patient service revenue from participation in the Medicaid program has not been a significant source of revenue for the Company.
Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation and change. As a result, it is reasonably possible that recorded estimates will change materially in the near term.
The Company has also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. The basis for payment to the Company under these agreements includes prospectively determined rates per discharge, discounts from established charges and prospectively determined daily rates.

Note 3:	Concentration of Credit Risk
The Company grants credit without collateral to its patients, most of who reside in areas near the Company’s hospitals and are insured under third-party payer agreements. Substantially all of the Company’s net receivables are due from third-party payers. The mix of net receivables from third-party payers at September 30, 2015 is:

Medicare	76%
Medicaid	5%
Blue Cross Blue Shield	6%
Other third-party payers	13%
100%

Note 4:	Related Party Transactions

7.

Reliant Hospital Partners, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

RHP has an agreement with Nautic Partners VI, L.P. (Nautic), which is a member of RHP’s ultimate parent, Reliant Holding Company, LLC (Holding), to pay management fees of $500,000 annually, until actual annualized or budgeted EBITDA equals or exceeds $20,000,000, when the management fee increases to $900,000 annually. The Company’s EBITDA exceeded $20,000,000 during the nine months ended September 30, 2015 and 2014. Nautic received $675,000 of the management fee during the nine months ended September 30, 2015 and 2014 and $75,000 was paid to board consultants during the nine months ended September 30, 2015 and 2014. Additionally, the Company reimburses certain travel costs of Nautic. RHP paid travel costs totaling $21,363 and $25,111 to Nautic during the nine months ended September 30, 2015 and 2014, respectively, under this agreement.
Nautic is also named in the lawsuit discussed in Note 5.  The Company and Nautic have agreed to share in certain legal costs related to the lawsuit.  Based on the allocation proposed by Nautic’s insurer, the Company has paid and accrued obligations to various firms that include amounts to be reimbursed by Nautic. At September 30, 2015 and December 31, 2014, approximately $868,000 is recorded as a receivable from Nautic included in due from affiliates in the accompanying consolidated balance sheet and as an offset to legal expense.

Note 5:	Litigation
A lawsuit has been brought against RHP and other parties in Dallas County, Texas, District Court. The plaintiff alleges a number of causes of actions and seeks, among other things, monetary damages and an injunction prohibiting RHP from pursuing any expansion of services in certain markets. RHP has denied any wrongdoing and is defending the case vigorously. On November 18, 2011, the court awarded monetary sanctions against certain former executives of RHP. The Court has not awarded any sanctions against RHP. No potential range of loss, if any, can be estimated. Accordingly, an estimated liability has not been recorded in the accompanying condensed consolidated financial statements. A portion of the Company’s legal expenses were recoverable based on the Company’s insurance policies in effect. As of September 30, 2015, any additional legal expenses or settlements will not be recovered as the maximum insurance payment was fully recovered.
In the normal course of business, the Company is, from time to time, subject to allegations that may or do result in litigation. Some of these allegations are in areas not covered by commercial insurance; for example, allegations regarding employment practices or performance of contracts. The Company evaluates such allegations by conducting investigations to determine the validity of each potential claim. Based upon the advice of counsel, management records an estimate of the amount of ultimate expected loss, if any, for each of these matters. No provisions for potential losses were accrued at September 30, 2015. Events could occur that would cause the estimate of ultimate loss to differ materially in the near term.

8.

Reliant Hospital Partners, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 6:	Subsequent Event
On October 1, 2015, HealthSouth Corporation, a Delaware corporation, and it’s newly formed 100%-owned subsidiary, HealthSouth Acquisition Holdings, LLC, a Delaware limited liability company, completed its previously announced acquisition of the operations of the Company and affiliated entities. At closing, one Company entity had a remaining minority limited partner interest of 0.5%. The cash purchase price was reduced by the estimated fair value of this interest. The total consideration delivered at closing was approximately $730 million in cash, which amount includes payment of outstanding borrowings, transaction expenses, and an escrow reserve and is subject to working capital and other adjustments.

9.